UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2012

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2012, PMC Commercial Trust (the “Company”) and its wholly owned subsidiary, First Western SBLC, Inc. (“First Western”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends their Amended and Restated Credit Agreement dated as of December 28, 2010 (the “Credit Agreement”), among the Company, First Western, JPMorgan Chase Bank, National Association, as a lender and as administrative agent for the lenders (in such capacity, the “Administrative Agent”) and the lenders named therein. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on January 3, 2011 and is incorporated herein by reference.

The Amendment modifies the Company’s minimum net worth covenant from $142.0 million to $139.5 million from June 15 to June 30, 2012; $137.0 million from July 1 to September 30, 2012; $134.5 million from October 1 to December 31, 2012 and $132.0 million from January 1, 2013 and thereafter.

The foregoing summary is qualified in its entirety by reference to the full text of the document attached hereto as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Amended and Restated Credit Agreement among PMC Commercial Trust, First Western SBLC, Inc., and JPMorgan Chase Bank, National Association, as Administrative Agent, and the lenders named therein, dated June 15, 2012

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 2012

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer